M3Sixty Funds Trust 485BPOS

Exhibit 99-i2

John H. Lively

The Law Offices of John H. Lively & Associates, Inc.

A Member Firm of The 1940 Act Law GroupTM

11300 Tomahawk Creek Parkway, Suite 310

Leawood, KS 66211

Phone: 913.660.0778 Fax: 913.660.9157

john.lively@1940actlawgroup.com

October 30, 2017

M3Sixty Funds Trust

4300 Shawnee Mission Parkway, Suite 100

Fairway, Kansas 66205

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the Cognios Large Cap Value Fund and Cognios Large Cap Growth Fund, each a series portfolio of the M3Sixty Funds Trust (the “Trust”), which is included in Post-Effective Amendment No. 5 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-206491), and Amendment No. 10 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-23089), on Form N-1A of the Trust.

Sincerely,

/s/ John H. Lively

The Law Offices of John H. Lively & Associates, Inc.